UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

CalciMedica, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39538	45-2120079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307
La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 952-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CALC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2026, the board of directors (the “Board”) of CalciMedica, Inc., a Delaware corporation (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), increased the size of the Board from seven directors to eight directors. The Board, upon recommendation of the Nominating Committee, appointed Evgeny Zaytsev, M.D., Ph.D., as a Class I director of the Company, effective immediately, with a term of office expiring at the 2027 annual meeting of stockholders. There are no arrangements or understandings between Dr. Zaytsev and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Dr. Zaytsev has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s compensation policy for non-employee directors (the “Compensation Policy”), Dr. Zaytsev (i) will receive an annual cash retainer of $40,000 for service as a member of the Board, pro-rated based on days served, and (ii) was granted an option to purchase 20,000 shares of the Company’s common stock, which vests monthly over a three-year period from July 2, 2026, subject to Dr. Zaytsev’s continuous service. Dr. Zaytsev will enter into the Company’s standard form of Indemnity Agreement for directors of the Company, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on September 4, 2020.

On July 2, 2026, Fred Middleton informed the Board of his intention to retire from the Board effective on the Company’s 2026 annual meeting of the stockholders. On Mr. Middleton’s retirement, the size of the Board will be decreased to seven directors.

Mr. Middleton’s retirement is not the result of any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CalciMedica, Inc.

Date:	July 7, 2026	By:	/s/ A. Rachel Leheny, Ph. D.
		Name: Title:	A. Rachel Leheny, Ph. D. Chief Executive Officer